NEWS	FOR IMMEDIATE RELEASE
Exhibit 99.1

CORELOGIC CONFIRMS 2015 FINANCIAL GUIDANCE AND PROVIDES 2016 OUTLOOK

Successful Execution of Strategic Transformation Plan Drives Strong Operating Performance Highlighted by Revenue Growth, Cost Efficiency Focus and Record Cash Generation

•	Fourth quarter and full-year results expected to modestly exceed the high end of previously issued 2015 revenue, adjusted EBITDA and adjusted EPS guidance ranges.

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2015 expected results driven principally by higher U.S. origination volumes and the benefits of operating leverage and cost management programs which more than offset unfavorable FX and increased investment levels in technology, compliance and the cost management programs.

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Full-year 2016 guidance: revenue of $1.83 to $1.86 billion; adjusted EBITDA of $465 to $485 million; and adjusted EPS of $2.05 to $2.15. 2016 growth expected to be driven principally by the launch of the Valuations Solutions Group (VSG), organic growth and cost productivity.

•	Revised operating segmentation implemented in connection with ongoing strategic transformation program and the formation of the VSG.

Irvine, Calif., January 28, 2016-CoreLogic (NYSE:CLGX), a leading global property information, analytics and data-enabled services provider, today confirmed 2015 financial guidance and provided 2016 outlook.

“CoreLogic delivered another strong operating performance in 2015 with solid growth in revenue, adjusted EBITDA and adjusted EPS despite challenging market dynamics and currency headwinds. We expect reported revenues to show continued growth, driven by gains in our core underwriting and risk management operations and the launch of our valuations solutions group or VSG,” said Anand Nallathambi, President and Chief Executive Officer of CoreLogic. “We are entering 2016 with a clear path to accelerate growth as we deploy our unique data, analytics and data-enabled services that, collectively, enable our current and future clients in the real estate ecosystem to more precisely underwrite and manage their risks and capitalize on opportunities as they arise. Along these lines, the VSG affords us with a unique opportunity for strategic growth and leadership in a highly-fragmented and challenged market space.”

“Our fourth quarter financial results exceeded our plan and drove full-year results modestly above the high end of our previously announced 2015 guidance ranges. We exited 2015 with solid momentum and a laser-like focus on scaling our core platforms and enhancing operating margins and cash flow,” added Frank Martell, Chief Operating and Financial Officer of CoreLogic. “Our 2016 guidance reflects strong growth in revenues and profits which is powered by the VSG launch, organic growth and aggressive cost productivity. Despite an expected 15 percent drop in U.S. origination unit volumes and continued unfavorable FX translation, our durable business model allows us to continue to invest in our products and solution sets, technology leadership and operational improvements and, at the same time, return capital to our shareholders and manage our debt balances.”

Financial Guidance and Assumptions

($ in millions except adjusted EPS)	Top end of 2015 Guidance	2016 Outlook/ Initial Guidance	Implied Growth
Revenue	$1,510	$1,830 - $1,860	21 - 23%
Adjusted EBITDA(1)	$420	$465 - $485	11 - 15%
Adjusted EPS(1)	$1.85	$2.05 - $2.15	11 - 16%

(1) Definition of adjusted results, as well as other non-GAAP financial measures used by management, is included in the Use of Non-GAAP Financial Measures section found at the end of the release.

2016 Guidance Assumptions

•	Mortgage industry loan origination unit volumes expected to decline approximately 15% from 2015 levels.

•	Realization of targeted cost savings totaling at least $30 million.

•	Successful integration of LandSafe Appraisal Services, Inc. (LAS) and RELS, LLC (RELS) with integration costs expected to total $10 to $12 million.

•	Successful closure of the FNC, Inc. (FNC) acquisition by the end of the first quarter of 2016.

•	U.S. appreciation against the Australian and New Zealand dollars and the Euro of approximately 5 percent of average 2015 actual rates.

•	Opportunistic repurchases of common shares with a focus on managing ratio of net debt to adjusted EBITDA in line with long-term target of 2.5 times.

VSG and Operating Segmentation

In line with CoreLogic’s longstanding strategic focus on building scaled and unique data-enabled services, the Company launched the VSG during September 2015. The primary focus of the VSG is to provide unique insights into the valuation of residential properties for underwriting, risk management and opportunity generation.

As part of the launch of the VSG, the Company acquired LAS and the 49.9% interest of RELS from Wells Fargo Bank N.A. during the third and fourth quarters of 2015, respectively. Previously, CoreLogic had owned 50.1% of

RELS and reported its operating results in the Company’s financial reporting, in line with its ownership percentage, as a component of equity in earnings of affiliates. LAS and RELS collectively provide real estate asset valuation and appraisal solutions. These firms offer their clients access to high quality and experienced valuation professionals; electronic property appraisal ordering, tracking and fulfillment services and workflow best practices. These transactions were funded using cash on hand.

During December 2015, CoreLogic also announced that it had entered into a definitive agreement to acquire FNC. FNC is a leading provider of real estate collateral information technology and solutions that automate property appraisal ordering, tracking, documentation and review for lender compliance with government regulations. The transaction is expected to close by the end of the first quarter of 2016 and is subject to customary closing conditions including regulatory clearance. The transaction will be funded using cash on hand and debt.

The purchase price for LAS, RELS and FNC aggregates $662 million, which represents approximately 9.7 times pro forma projected full-year incremental 2016 adjusted EBITDA (excluding CoreLogic’s existing 50.1% share of RELS earnings and integration costs). The Company expects to derive approximately $46 million in cash tax benefits on a net present value basis associated with the acquisitions. The aggregate purchase price net of tax benefits represents approximately 9.1 times pro forma projected full-year incremental 2016 adjusted EBITDA. The acquisition of LAS, RELS and FNC are expected to be accretive to 2016 financial results excluding one-time integration investments and reductions from transitional accounting items.

The Company believes that property valuation and collateral assessment provides a unique opportunity for strategic growth and leadership in a highly fragmented and challenged market, and the combination of LAS, RELS and FNC, together with CoreLogic’s existing property intelligence assets, provide the foundational elements of a scaled, integrated solution provider powered by a broad suite of fulfilment, platform, data and analytics capabilities and assets.

In line with the continuing successful strategic transformation and expansion of CoreLogic and the formation of the VSG, the Company has updated its operating segmentation and reporting effective as of December 31, 2015 as follows:

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The Data & Analytics (D&A) segment has been renamed Property Intelligence (PI) to better reflect the broad and unique nature of the property-level insights provided by these businesses. This segment includes the Company’s property information and analytics solutions businesses including international operations, and the VSG. In addition, all advisory services units within CoreLogic have been consolidated and are reported through the PI segment.

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The Technology and Processing Solutions (TPS) segment has been renamed Risk Management and Work Flow (RM&W) to better reflect the risk management and underwriting-focused solutions provided by these businesses. This segment comprises the Company’s credit services and tenant screening solutions units as well as its escrow and post-closing focused units including tax payment processing and flood zone determination and specialty credit services. CoreLogic’s existing technology solutions businesses also report within RM&W.

Additional details on the Company’s updated financial reporting will be provided in conjunction with the release of 2015 actual results.

Teleconference/Webcast
CoreLogic will release its fourth quarter and full-year 2015 financial results after the market close on Wednesday, February 24, 2016. The press release, with accompanying financial information, will be posted on the CoreLogic investor website at http://investor.corelogic.com.

CoreLogic management will host a live webcast and conference call on Thursday, February 25, 2016, at 8:00 a.m. Pacific time (11:00 a.m. Eastern Time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. Alternatively, participants may use the following dial-in numbers: 1-877-930-8098 for U.S./Canada callers or 253-336-8228 for international callers. The Conference ID for the call is 34530112.

Additional detail on the Company's fourth quarter results is included in the quarterly financial supplement, available on the Investor Relations page at http://investor.corelogic.com.

A replay of the webcast will be available on the CoreLogic investor website for 30 days and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using Conference ID 34530112.

Media Contact: Alyson Austin, office phone: 949-214-1414, e-mail: alaustin@corelogic.com
Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

About CoreLogic
CoreLogic (NYSE: CLGX) is a leading global property information, analytics and data-enabled services provider. The Company's combined data from public, contributory and proprietary sources includes over 4.5 billion records spanning more than 50 years, providing detailed coverage of property, mortgages and other encumbrances, consumer credit, tenancy, location, hazard risk and related performance information. The markets CoreLogic serves include real estate and mortgage finance, insurance, capital markets, and the public sector. CoreLogic delivers value to clients through unique data, analytics, workflow technology, advisory and managed services. Clients rely on CoreLogic to help identify and manage growth opportunities, improve performance and mitigate risk. Headquartered in Irvine, Calif., CoreLogic operates in North America, Western Europe and Asia Pacific. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the Company's investment and strategic growth plans including the Valuations Solutions Group (VSG) and the completion of the acquisition of FNC, Inc., cost reductions, and productivity excellence; the Company's overall financial performance, including future revenue and profit growth, and the Company's margin and cash flow profile; the Company's updated 2015 financial outlook and 2016 financial guidance and assumptions thereunder; including those related to the mortgage market overall and the Company's plans to reduce outstanding debt and continue to return capital to shareholders through the share repurchase program. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K, as amended or updated by our Quarterly Reports on Form 10-Q. These additional risks and uncertainties include but are not limited to: limitations on access to or increase in prices for data from external sources, including government and public record sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; compromises in the security of our data, including the transmission of confidential information or systems interruptions; difficult conditions in the mortgage and consumer lending industries and the economy generally; our ability to protect proprietary rights; our cost reduction program, technology and growth strategies and our ability to effectively and efficiently implement them; risks related to the outsourcing of services and international operations; our indebtedness and the restrictions in our various debt agreements; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; the inability to control the operations or dividend policies of our partially-owned affiliates; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures
This press release contains certain non-GAAP financial measures which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the most directly comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included in this press release. The Company is not able to provide a reconciliation of projected adjusted EBITDA or projected adjusted earnings per share, where provided, to expected results due to the unknown effect, timing and potential significance of special charges or gains.

The Company believes that its presentation of non-GAAP measures, such as adjusted EBITDA, adjusted EPS and FCF, provides useful supplemental information to investors and management regarding CoreLogic's financial condition and results. Adjusted EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation, amortization, non-cash stock compensation, non-operating gains/losses and other adjustments plus pretax equity in earnings of affiliates. Adjusted net income is defined as income from continuing operations before equity earnings of affiliates, adjusted for non-cash stock compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments plus pretax equity in earnings of affiliates, tax affected at an assumed effective tax rate of 36% for 2016 and 35% for 2015. Adjusted EPS is derived by dividing adjusted net income by diluted weighted average shares. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets. Other firms may calculate non-GAAP measures differently than CoreLogic, which limits comparability between companies.